                                                                   EXHIBIT 10.43


                                    SUBLEASE


        AGREEMENT OF SUBLEASE, made as of the _______ day of November, 2001, between PHOTODISC, INC. ("Sublandlord"), a State of Washington Corporation, having an office at 604 North 34th Street, Seattle, Washington and MORGAN STANLEY D.W. INC. ("Subtenant"), a Delaware corporation, having an office at 1585 Broadway, New York, New York 10019.

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, by agreement of lease and first amendment thereto as annexed hereto as Schedule A and made a part hereof (the "Prime Lease"), between The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York ("Prime Landlord") and Sublandlord, as tenant, Prime Landlord leased to Sublandlord certain premises (the "Prime Lease Premises") more particularly described in the Prime Lease in the building (the "Building") located at 75 Varick Street, New York, New York; and

        WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, a portion of the Prime Lease Premises, consisting of the entire 4th and 6th floors in the Building (the area so sublet is hereinafter referred to as the "Premises" and is described in the diagrams annexed hereto as Schedule B), on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

        1. SUBLEASING OF PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Premises.

        2. CONDITION OF PREMISES. On the Commencement Date (as hereinafter defined), Sublandlord shall deliver the Premises, and Subtenant agrees to accept the Premises, vacant and in "as is" condition (subject to Sublandlord's representations and warranties set forth in Section 10A hereof), as of the date hereof, including all of existing furniture, furnishings and equipment now on the Premises as more particularly set forth on Schedule C hereto. The items listed on Schedule C shall be purchased by Subtenant for $1.00. At the expiration of the Term, Sublandlord shall buy back such items for $1.00. Sublandlord shall not be obligated to perform any work or furnish any materials in, to or about the Premises in order to prepare the Premises for use or occupancy by Subtenant or otherwise, except Sublandlord shall remove the internal stairwell that connects the fourth floor of the Premises to the fifth floor, which Sublandlord continues to occupy, and shall reslab the floor where the stairwell is removed. (The foregoing work is hereinafter referred to as "Stairwell Removal Work"). Sublandlord shall build a partition around the Stairwell Area (as hereinafter defined), so that the Stairwell Removal Work can be conducted in a manner that does not unreasonably disturb



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

Subtenant's activities on the fourth floor portion of the Premises. Sublandlord shall perform the Stairwell Removal Work in accordance with all applicable laws and shall make every reasonable effort to complete the Stairwell Removal Work by December 15, 2001 ("Outside Completion Date"), subject to delays caused by strikes, labor troubles or force majeure, as to which the Outside Completion Date shall be appropriately extended. If such work is not completed by the Outside Completion, Subtenant may notify Sublandlord that it intends to complete the Stairwell Removal Work on its own and, if Sublandlord has still not completed the work 10 days after such notice, Subtenant may undertake the work and shall be reimbursed by Sublandlord for all reasonable costs and expenses incurred in connection therewith.

        3. TERM OF SUBLEASE. The term ("Term") of this Sublease shall commence on the date which Sublandlord gives Subtenant possession of the Premises which shall be on or before November 19, 2001, unless Prime Landlord delays consent beyond that date (the "Commencement Date") and, unless sooner terminated as herein provided, shall expire on February 19, 2007 (the "Expiration Date"). The Premises will be delivered in increments. As to all of the sixth floor (72,970 square feet) and the improved portion of the fourth floor (61,176 square feet), Sublandlord shall give Subtenant possession of the Premises the next Business Day (as herein defined) after Sublandlord and Subtenant have been notified in writing that Prime Landlord has consented to this Sublease and Sublandlord has vacated the Premises (the "Initial Possession Date"). As to the balance of the fourth floor ("D.W. Space"), possession shall be as of 2/01/02. If Prime Landlord shall have consented to this Sublease and Sublandlord has not vacated the entire Premises on or before November 19, 2001, Sublandlord shall pay Subtenant at the annualized rate of $50.00 per square foot multiplied by the number of square feet on the particular floor of the Premises of which any portion is still occupied by Sublandlord, for the number of days after November 19, 2001 that Sublandlord continues to occupy such a portion of the Premises (the "Late Delivery Payment"). By way of example, that portion of the fourth floor which is being initially delivered by Sublandlord to Subtenant measures 61,176 square feet. If Sublandlord remains in possession of any portion of that space after November 19, 2001, then Sublandlord shall pay to Subtenant an amount calculated as follows, for each day after November 19, 2001 that Sublandlord remains in possession: $50.00 x 61,176 / 365 = $8,380.27. At Subtenant's option that amount may be credited against the Rental next due from Subtenant. As used in this Section 3 and in Section 5 hereof, the phrase "Business Days" shall mean all days except Saturdays, Sundays, and days on which banks located within the State of New York are required or permitted to be closed. Notwithstanding the foregoing, failure to complete the Stairwell Removal Work and deliver that portion of the fourth floor which includes the internal stairwell (the "Stairwell Area") by November 19, 2001 shall not give rise to the Late Delivery Payment so long as Sublandlord is diligently proceeding with the Stairwell Removal Work. The Stairwell Area is deemed to consist of 300 square feet and is shown on Schedule B. Nor shall any Late Delivery Payment be due if Sublandlord is


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

unable to vacate the Premises due to strikes, labor troubles or other causes which are not within Sublandlord's control and would be considered "force majeure".

        4. PRIME LANDLORD'S CONSENT. This Sublease is subject to and conditioned upon Sublandlord obtaining the written consent of Prime Landlord to this Sublease. Sublandlord shall promptly request such consent and use commercially reasonable efforts to obtain same, but shall not be required to incur any extraordinary expense in doing so. Subtenant shall cooperate with Sublandlord, at no cost or expense to Subtenant, to obtain such consent and shall provide all information concerning Subtenant that Prime Landlord shall reasonably request. If such consent is refused or if Prime Landlord shall otherwise fail to grant such consent within thirty (30) days from the date hereof, then either party may, by written notice to the other, given at any time prior to the granting of such consent, terminate and cancel this Sublease, whereupon within five days after receipt of such notice of termination Sublandlord shall refund to Subtenant any Rental (as hereinafter defined) paid in advance hereunder. Upon the making of such refunds, neither party hereto shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease.

        5. RENT.

        A. Subtenant covenants and agrees to pay to Sublandlord, in lawful money of the United States during the term hereof, fixed rent ("Fixed Rent") as set forth below. Subtenant shall pay the first monthly installment of Fixed Rent payable under this Sublease on the date Subtenant and Sublandlord receive the consent of Prime Landlord to this Sublease. Fixed Rent has been calculated and is payable as follows:

        4th Floor initial rent: $178,430.00 per month commencing on the Initial Possession Date
        4th Floor rent commencing three months after possession of the D.W. Space: $212,458.75
        6th Floor initial rent: $49,583.33 (based on the unimproved space on the 6th Floor, which Sublandlord represents is 55,970 for purposes of computing 6th
                Floor initial rent) per month commencing on the Initial Possession Date
       6th Floor rent commencing three months after the Initial Possession
                Date: $212,829.17

        B. In addition to the Fixed Rent, Subtenant covenants and agrees to pay, from and after the Commencement Date, the following amounts as additional rent under this Sublease ("Additional Rent"). Sublandlord shall bill Subtenant for each item of Additional Rent promptly after the amount becomes known and Subtenant shall pay each amount so billed within ten (10) days after being billed therefor. The Additional Rent items to be paid by Subtenant are as follows:

        i) Porters' Wage Escalation. The term "Wage Rate" shall mean the minimum regular hourly wage expressed in terms of hourly wage, as the aggregate hereof shall be prescribed for



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


Porters in Class A office buildings pursuant to an agreement between the Realty Advisory Board on Labor Relations Incorporated (or any successor thereto) and Local 32B of the Building Service Employees International Union, AFL-CIO (or any successor thereto) covering the wages of Porters in such buildings, together with payroll taxes imposed on such wages, exclusive of fringe benefits, provided that if in any year during the term of this Sublease, any such agreement shall require the regular employment of Porters on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term "regular hourly wage" as used in this Article shall he deemed to mean the average hourly wage for the hours in a calendar week during which Porters are required to be regularly employed. If there is no such agreement in effect prescribing such Wage Rate for Porters, computations and payments shall thereupon be made upon the basis of the Wage Rate actually payable to Porters by the Prime Landlord or by the contractor performing the cleaning services for Prime Landlord.

        (a) The term "Base Wage Rate" shall mean the Wage Rate in effect in 2002.

        (b) The term "Porters" shall mean the classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to Porters in the current agreement between R.A.B. and Local 32B (which classification is presently termed "others" in said agreements).

        (c) If at any time during the term of this Sublease, the Wage Rate shall be greater than the Base Wage Rate, then Subtenant shall pay, as additional rent, an amount equal to the product obtained by multiplying 1.0 times the rentable area of the Demised Premises by the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal monthly installments commencing with the first monthly installment of fixed rent falling due on or after the effective date of such increase in Wage Rate and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Article. Sublandlord shall give Subtenant written notice of each change in Wage Rate which will be effective to create Subtenant's obligation to pay additional rent, pursuant to the provisions of this Article, after Sublandlord learns thereof, and such notice shall contain Sublandlord's calculation of the additional rent payable resulting from such increase in Wage Rate. For the purpose of applying the provisions of this sub-paragraph and for all purposes of this Sublease, the parties agree that the rentable area of the Premises shall be deemed to be 145,813 square feet (subject to increase should Subtenant exercise any expansion options contained herein).

        ii) Real Estate Tax Escalations. Commencing July 1, 2002, Subtenant shall pay real estate tax escalations calculated as provided in Article Thirty of the Prime Lease except that (a) the Base Year shall be 2001-2002, (b) Subtenant's "Proportionate



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


Share" shall be 14.2667% initially and adjusted appropriately if additional space is added and (c) "Subsequent Year" shall mean the twelve month period commencing July, starting with the period commencing July 1, 2002.

        iii) Electricity. Subtenant is required to pay for electricity, including all taxes and surcharges, as "Electricity Additional Rent" pursuant to the terms of Article Ten of the Prime Lease, as such amount may be increased or decreased from time to time. Electricity will be measured by submeter(s) measuring only the Premises which submeters will be installed and paid for by Sublandlord prior to the Initial Possession Date. Subtenant shall be entitled to receive the same amount of electrical wattage as Sublandlord receives from Prime Landlord with respect to the Premises, which Sublandlord represents is approximately 8 watts per live load of rentable area.

        iv) Other. If Sublandlord shall be charged with respect to the Premises for any other sums or charges pursuant to the provisions of the Prime Lease, including, without limitation, for overtime or other extra services requested by Subtenant, then Subtenant shall be liable for such portion thereof as is fairly attributable to the Premises, or Subtenant's Proportionate Share thereof if attributable to the entire Prime Lease Premises, as Additional Rent under this Sublease and such sums shall be due and payable by Subtenant to Sublandlord on demand. The foregoing shall not be deemed to require Subtenant to make payments in respect of charges incurred by Sublandlord by reason of the acts or omissions of Sublandlord or any other sublessee.

        v) Sublandlord shall furnish Subtenant with copies of any statements relating to real estate taxes delivered by Prime Landlord to Sublandlord. The statements as to real estate taxes and Porter's wage escalations furnished by the Sublandlord pursuant to this Article shall be conclusive and binding upon Subtenant unless within the later of (i) sixty (60) days after the receipt of such statements, or (ii) sixty (60) days after the Subtenant has received a copy of the tax bill if the Subtenant has requested a copy of the tax bill within sixty (60) days after receipt of the statements, Subtenant shall notify Sublandlord that it disputes the correctness thereof, specifying the particular respects in which such statements are claimed to be incorrect. Pending the determination of such dispute, Subtenant shall pay Additional Rent in accordance with such statements and such payment shall be without prejudice to Subtenant's position and to the Subtenant's rights to a refund of any overpayment. If the dispute shall be determined in Subtenant's favor, Sublandlord shall within five business days after Sublandlord's receipt of the notice of such determination, pay Subtenant the amount of Subtenant's overpayment of Additional Rent resulting from compliance with such statements. This provision shall survive the expiration or termination of the Sublease and shall be binding on the successors of each party.

        C. i) Fixed Rent and monthly installments, if any, of Additional Rent shall be due and payable in equal monthly



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installments in advance, two (2) Business Days prior to the first (1st) day of each month during the Term. If the Commencement Date shall be other than the first day of a month or the expiration or sooner termination of the Term is other than the last day of a month, the monthly installments of Fixed Rent and Additional Rent payable hereunder for any such months shall be prorated on a per diem basis based on the actual number of days in such month.

            ii) If Sublandlord shall receive a refund of any amounts from the Prime Landlord with respect to the Premises pursuant to the terms of the Prime Lease, Sublandlord shall promptly notify Subtenant and refund to Subtenant the portion thereof, if any, which shall have been paid by Subtenant hereunder. Sublandlord's obligations under this subsection shall survive the expiration or sooner termination of the Term.

            iii) All of the amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Fixed Rent, Additional Rent, and all other costs, charges, sums and deposits payable by Subtenant hereunder (collectively, "Rental"), shall constitute rent under this Sublease and shall be payable to Sublandlord or its designee at such address as Sublandlord shall from time to time direct in writing.

            iv) Subtenant shall promptly pay the Rental as and when the same shall become due and payable without setoff, offset or deduction of any kind whatsoever except as may be afforded to Sublandlord under the Prime Lease and, in the event of Subtenant's failure to pay same when due, Sublandlord shall have all of the rights and remedies provided for in the Prime Lease or at law or in equity in the case of nonpayment of rent. Subtenant's obligation to pay Rental shall survive the expiration or sooner termination of the Term.

            v) If any Rental shall not be paid within five (5) days after the same is due hereunder such unpaid Rental shall bear interest from the date on which such Rental was originally due until the date when paid at a rate which is 1 1/2 percent per month computed (on the basis of a 30 day month) from the date on which Rental became due and payable to the date of payment on the amount of the Rental. Notwithstanding the foregoing, with respect to any Additional Rent the amount of which Sublandlord must advise Subtenant before it can be paid, the late charge provided herein shall not be incurred until five (5) days after notice of non- payment is provided to Subtenant.

        D. Free Rent Period. As set forth in subparagraph (A), the Subtenant shall not be required to pay Rental with respect to the unimproved portions of the Premises for the period beginning on the Commencement Date and ending three months after the Initial Possession Date; provided, however, that the Subtenant shall during such abatement period pay any service charges for electric current, and overtime elevator, air-conditioning, heat or other services to the Premises for which Prime Landlord charges Sublandlord under the Prime Lease (except if any such other service was specially ordered by Sublandlord without request of Subtenant).


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

        6. USE. Subtenant shall use and occupy the Premises for executive and administrative offices and customary ancillary office uses in connection with Subtenant's business consistent with a first class office building and for no other purpose.

        7. SUBORDINATION TO AND INCORPORATION OF THE PRIME LEASE.

        A. This Sublease and all of Subtenant's rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the terms, conditions and provisions of the Prime Lease, a true and complete copy of which has been delivered to and reviewed by Subtenant and is attached hereto as Schedule A, (ii) any and all amendments or modifications to the Prime Lease or supplemental agreements relating thereto hereafter made between the Prime Landlord and Sublandlord which do not in any respect contravene any express rights granted to Subtenant hereunder or increase the obligations of Subtenant hereunder and (iii) any and all matters to which the tenancy of Sublandlord, as tenant under the Prime Lease, is or may be subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions.

        B. Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord's part pertaining to the Premises which is required to be kept, observed and performed pursuant to the Prime Lease and which arises or accrues during the Term of this Sublease and which does not pertain in anyway to that portion of the Prime Lease which is not part of the Premises.

        C. Except as otherwise expressly provided in this Sublease, and except to the extent inapplicable hereto or inconsistent herewith, the terms, provisions, and conditions contained in the Prime Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublandlord being substituted for the "Landlord" under the Prime Lease, Subtenant being substituted for the "Tenant" under the Prime Lease, and Premises being substituted for "Premises" under the Prime Lease. The parties agree that the following provisions of the Prime Lease are not so incorporated herein by reference:

        Preamble, Articles One, Two (a-d), Eleven, Thirteen (d), Twenty-two, Twenty-nine, Thirty (b), Thirty-three, Thirty-eight, Forty-five, both Articles 46, Exhibit A-1, A-5, A-10, Exhibit C, Schedule 1, Schedule 2. In addition, in
Article 30, all references to the Operating Expense Payment are deleted and for purposes of the Real Estate Tax Escalation the date of April 1, 2001, is changed to July 1, 2002.

        D. The time limits set forth in the Prime Lease for



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the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of incorporation into this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), within three (3) Business Days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from the Prime Landlord. In the case of any time limit described above which is one or two days after the giving of the notice applicable thereto, such notice shall be delivered personally as provided in Article 19 hereof. With respect to any request for overtime services, Subtenant may make such request in Sublandlord's name directly to the Prime Landlord, provided such request is made in accordance with the terms of the Prime Lease and a duplicate copy of such request (to the extent such request is in writing) is simultaneously given to Sublandlord.

        E. Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Prime Landlord has with respect to a breach of the Prime Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by the Prime Landlord under the Prime Lease. Sublandlord herein shall not be responsible for any breach of the Prime Lease by the Prime Landlord or any non-performance or non-compliance with any provision thereof by the Prime Landlord, but Sublandlord shall comply with the provisions of Article 12 hereof.

        F. Provided Subtenant is not in default under this Sublease beyond applicable periods of notice and grace, Sublandlord covenants and agrees not to voluntarily cancel or surrender the Prime Lease, except for a termination permitted under the Prime Lease as a result of casualty or condemnation which is not prohibited by Section 17A hereof, or consent to any modification, amendment or supplement to the Prime Lease which will adversely affect Subtenant's rights under this Sublease, without the prior written consent of Subtenant. If the Prime Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Sublandlord, Sublandlord shall not be liable in any manner whatsoever for such termination. Sublandlord shall promptly forward to Subtenant any default or termination notice with respect to the Prime Lease received by Sublandlord and this Sublease shall terminate in the event of any such termination of the Prime Lease. A termination of the Prime Lease due to the default of Sublandlord, other than a default caused by Subtenant under this Sublease, shall be considered a voluntary cancellation

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or surrender of the Prime Lease under this paragraph.

        G. Sublandlord shall request that Prime Landlord and its lender and ground lessor, if any, provide a so called Subordination and Non Disturbance Agreement ("SNDA") to Subtenant as well as an estoppel letter, in each case in a form reasonably requested by Subtenant. If Sublandlord shall default under the Prime Lease, Subtenant may, after notice to Sublandlord, cure any such default and offset its costs in connection with such cure against any Rental next coming due from Subtenant to Sublandlord. If such SNDA is not received within thirty
(30) days of execution of this Sublease, Subtenant or Sublandlord shall have the right to terminate this Sublease on thirty (30) days written notice.

        8. ATTORNMENT. Subject to the terms of the SNDA between Prime Landlord and Subtenant, if the Prime Lease and Sublandlord's leasehold interest in the Premises shall be terminated, other than as a result of casualty, condemnation or sale in lieu thereof, Subtenant shall, if so requested in writing by Prime Landlord, attorn to Prime Landlord and shall, during the Term, perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed, except that for the balance of the term of the Sublease, Subtenant shall pay to Prime Landlord fixed rent and additional rent as provided in the Prime Lease. In the event of any such attornment, Prime Landlord shall not be
(a) liable for any act or omission or default of any prior sublessor (including, without limitation, Sublandlord); or (b) subject to any offsets or defenses which Subtenant might have against any prior sublessor (including without limitation, Sublandlord); or (c) bound by any rent or additional rent which Subtenant might have paid for more than the current month to any prior sublessor (including, without limitation, Sublandlord); or (d) subject to the terms of the SNDA between Prime Landlord and Subtenant, bound by any amendment or modification of this Sublease made without Prime Landlord's consent. The foregoing shall be self-operative without the necessity of the execution of any further instruments but Subtenant agrees, upon the demand of Prime Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment.

        9. QUIET ENJOYMENT. Sublandlord covenants that as long as Subtenant shall pay the Rental due hereunder and shall duly perform all the terms, covenants and conditions of this Sublease on its part to be performed and observed, Sublandlord will not default under the Prime Lease and Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the Term without molestation or hindrance by Sublandlord, subject to the terms, provisions and conditions of the Prime Lease and this Sublease.

        10. REPRESENTATIONS, WARRANTIES AND COVENANTS.

        A. Sublandlord represents and warrants to Subtenant as follows as of the date of execution and delivery of this Sublease:

            (i) the Prime Lease is in full force and effect in accordance with, and subject to, all of the terms, covenants, conditions and agreements contained therein and all Prime Landlord initial work agreed to be done in the Premises has been completed;

            (ii) the Prime Lease has not been modified, amended or supplemented, except as set forth in Schedule A annexed hereto;

            (iii) Sublandlord has not received any notice of any default by the Sublandlord under the Prime Lease, which default remains uncured;

            (iv) Sublandlord holds the entire tenant's interest in the Premises under the Prime Lease free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Prime Lease), other than matters to which the tenancy of the Sublandlord, as tenant under the Prime Lease, is or may be subordinate;

            (v) Sublandlord has full right, power and authority to enter into this Sublease;

            (vi) All building systems servicing the Premises are in good working order and condition, and, to the best of Sublandlord's knowledge are in compliance with New York City Building Code and free of violations that would prevent Sublandlord's work or occupancy;

            (vii) To Sublandlord's knowledge, but without independent investigation, there are no adverse environmental conditions relating to the Premises. Subtenant shall not be responsible for the correction of any environmental conditions which pre-exist the commencement of the Term of this Sublease; and

            (viii) To Sublandlord's knowledge, but without independent investigation, no consent is required to this Sublease, except that of the Prime Landlord.

        B. Subtenant hereby warrants represents and covenants to Sublandlord that Subtenant has full right, power and authority to enter into this Sublease.

        11. SERVICES AND REPAIRS. Notwithstanding anything to the contrary herein set forth, Subtenant agrees that Sublandlord shall have no obligation to render or supply any services to Subtenant, including, without limitation (a) the furnishing of electrical energy, heat, ventilation, water, air conditioning, elevator service, cleaning, window washing, or rubbish removal services, (b) making any alterations, repairs or restorations, (c) complying with any laws or requirements of any governmental authorities, or (d) taking any action that Prime Landlord has agreed to provide, make, comply with, or take, or cause to be provided, made, complied with, or taken under the Prime Lease (collectively "Services and Repairs"). Subtenant hereby agrees that Subtenant shall look solely to Prime Landlord for the performance of any and all of such Services and Repairs, subject to the terms and conditions of this Sublease. Sublandlord hereby grants to Subtenant Sublandlord's rights under the Prime Lease to receive from the Prime Landlord Services and Repairs to the extent that Sublandlord is entitled (i) to receive same under the Prime Lease and (ii) to grant same to Subtenant, including, without limitation, condenser water as per Article Thirty-one (c) of the Prime Lease. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on the Prime Landlord's part in furnishing Services and Repairs, unless such failure or delay results from Sublandlord's default under the Prime Lease (which default is not resulting from or attributable to any corresponding default of Subtenant under this Sublease).

        12. ENFORCEMENT OF PRIME LEASE. If the Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Premises, Sublandlord shall not, except as and to the extent hereinafter set forth, be obligated to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Prime Landlord other than, upon the written request of Subtenant, making a demand upon the Prime Landlord to perform its obligations under the Prime Lease with respect to the Premises. If following the making of such demand and the expiration of any applicable grace period granted to the Prime Landlord under the Prime Lease, the Prime Landlord shall fail to perform its obligations under the prime Lease, then Subtenant shall have the right to take such action in its own name. If (a) any such action against the Prime Landlord in Subtenant's name is barred by reason of lack of privity, non-assignability or otherwise, and (b) the failure of Prime Landlord to perform its obligations under the Prime Lease has, or may have, an adverse affect upon the Premises or Subtenant's permitted use thereof, then subject to and upon the following terms, Subtenant may bring such action in Sublandlord's name and Sublandlord shall execute all documents reasonably required in connection therewith, provided (i) the same is without cost and expense to Sublandlord, (ii) Subtenant shall indemnify Sublandlord against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses) resulting from or incurred in connection with such action; and (iii) Subtenant is not in default hereunder beyond any applicable notice and cure period.

        13. ASSIGNMENT, SUBLETTING AND ENCUMBRANCES.

        A. Except as otherwise permitted by Article Seventeen of the Prime Lease, without the prior written consent of Sublandlord (not to be unreasonably withheld) and Prime Landlord, Subtenant shall not (i) assign this Sublease (by operation of law or otherwise), (ii) sublease all or any part of the Premises,
(iii) mortgage, pledge, hypothecate or otherwise encumber its interest in this Sublease or the Premises or any interest therein, or (iv) grant any concession, license or otherwise permit the Premises to be used or occupied by anyone other than Subtenant. Any assignment, sublease, mortgage, pledge, hypothecation or other encumbrance of or under this Sublease without such prior written consent shall be invalid and without force and effect.

        B. Each and every provision of Article Seventeen of the Prime Lease must be complied with and it is understood that all approval rights, recapture rights and profit sharing conferred upon "Landlord" therein shall be deemed to be conferred upon both Prime Landlord and Sublandlord (who as between them shall determine their relative rights).

        C. If Subtenant shall at any time request the consent of Sublandlord and Prime Landlord to any proposed assignment of this Sublease or subletting of all or any portion of the Premises, Subtenant shall pay on demand the reasonable costs and expenses incurred by Sublandlord and Prime Landlord, including, without limitation, architect, engineer and reasonable attorneys' fees and disbursements, and a reasonable administrative fee for review and/or preparation of documents in connection with any proposed or actual assignment of this Sublease or subletting of the Premises or any part thereof.

        14. INDEMNIFICATION.

        A. Sublandlord, Prime Landlord and the employees, agents, contractors, licensees and invitees (collectively "Agents") of each (collectively, "Indemnified Parties"), shall not be liable to Subtenant or its agents and Subtenant shall indemnify and hold harmless the Indemnified Parties from and against any and all suits, claims, demands, liability, damages, costs and expenses of every kind and nature for which the Indemnified Parties are not reimbursed by insurance, including, without limiting the generality of the foregoing, attorneys' fees and expenses, court costs, penalties and fines, incurred in connection with or arising out of the following to the extent not caused by the acts or omissions of the Indemnified Parties or matters occurring outside the Premises without the fault of Subtenant:

            (i) any injury or damage to any person happening on or about the Premises, or for any injury or damage to the Premises, or to any property of Subtenant or of any other person, firm, association or corporation on or about the Premises;

            (ii) default by Subtenant in the payment of the Rental or any other default by Subtenant in the observance or performance of, or compliance with any of the terms, provisions or conditions of this Sublease including, without limitation, such matters relating to obtaining the possession of the Premises following any such default;

            (iii) the exercise by Subtenant or any person claiming through or under Subtenant of any rights against Prime Landlord granted to Subtenant hereunder (but the foregoing indemnity shall only inure to Sublandlord's benefit);

            (iv) any holdover beyond the term of this Sublease;

            (v) any acts, omissions or negligence of Subtenant or any person claiming through or under Subtenant, or the Agents of Subtenant or any such person, in or about the Premises or the Building; or

            (vi) any proceeding, action or dispute that Sublandlord or Subtenant may institute or be party to pursuant to Article 12 of this Sublease, except to the extent that any such proceeding, action or dispute shall determine that Prime Landlord's failure or refusal to provide Services or Repairs is justified because of Sublandlord's negligence, misconduct or breach of this Sublease or the Prime Lease, not resulting from Subtenant's acts or omissions.

        B. Sublandlord and Subtenant each agree not to seek punitive, consequential or special damages from the other; but nothing shall be deemed to limit their rights to actual damages, if any, or Sublandlord's rights to recover any damages caused by Subtenant for which Sublandlord would be liable under the Prime Lease.

        C. The provisions of this Article 14 shall survive the expiration or earlier termination of this Sublease.

        15. ALTERATIONS. Subtenant shall accept the existing improvements to the Premises in their "as is" condition as of the date hereof and shall have no obligation to remove those existing improvements at the end of the Term. Subtenant shall make no other alterations, installation, additions or improvements (collectively, "Alterations") in or about the Premises without the prior written consent of Sublandlord and Prime Landlord in each instance as provided in the Prime Lease. So long as Prime Landlord so consents, Sublandlord will not unreasonably withhold or delay its consent. Sublandlord's consent shall be deemed given if Sublandlord does not respond to Subtenant's request for approval with 15 days of Sublandlord's receipt of the request, but such consent shall not bind Prime Landlord unless it too has consented. Any alterations consented to by Sublandlord and Prime Landlord shall be performed by Subtenant at its sole cost and expense and in compliance with all of the provisions of the Prime Lease, including the provisions requiring Prime Landlord's prior written consent, and also in compliance with other reasonable requirements of Sublandlord and Prime Landlord. In the event that Subtenant shall make any Alterations, Subtenant shall, if required by Sublandlord and Prime Landlord, restore premises to their original condition at the commencement of the Sublease (reasonable wear and tear excepted) at the expiration of this Sublease. Subtenant will only be required to restore Specialty Alterations (as defined in the Prime Lease) if Sublandlord expressly requires such restoration in writing at the time it gives its approval. Subtenant hereby indemnifies and holds Sublandlord harmless from any liability it may incur to Prime Landlord or others resulting from Subtenant's Alterations. Sublandlord agrees to permit the installation of louvers in the Premises, so long as the Prime Landlord shall also consent thereto.

        16. INSURANCE. Subtenant, at Subtenant's sole expense, shall maintain for the benefit of Sublandlord and Prime Landlord such policies of insurance (and in such form) as are required by the Prime Lease with respect to the Premises, which policies shall be reasonably satisfactory to Sublandlord as to coverage and insurer (which shall be licensed to do business in the State of New
York), provided that such insurance at a minimum include commercial general liability insurance protecting Sublandlord, Prime Landlord and Subtenant against all claims and liabilities for injury or damage to persons or property occurring upon, in or about the Premises, and the public portions of the Building, caused by or resulting from or in connection with any act or omission of Subtenant, Subtenant's employees, agents or invitees.

        B. Sublandlord and Subtenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise, and Subtenant also releases and waives all right to recover against Prime Landlord other than in connection with Prime Landlord's gross negligence or wilful misconduct. The foregoing release and waiver shall be in force only if the insurance policies of Sublandlord and Subtenant provide that such release or waiver does not invalidate the insurance; each party agrees to use its best efforts to include such a provision in its applicable insurance policies. If the inclusion of said provision would involve an additional expense, either party, at its sole expense, may require such provision to be inserted in the other's policy.

        17. DESTRUCTION BY FIRE OR OTHER CASUALTY; CONDEMNATION.

        A. If the Premises or the Building are damaged or destroyed by fire or other casualty, Subtenant shall have no right to terminate this Sublease except as set forth below in this Section 17A and this Sublease shall not be terminated by Sublandlord by reason of such casualty unless the Prime Lease is terminated by Sublandlord in accordance with the provisions of this Section 17A below or by the Prime Landlord pursuant to the provisions of the Prime Lease. Sublandlord shall give Subtenant prompt notice of any such termination. Sublandlord covenants that it will not terminate the Prime Lease in the event of any casualty except to the extent Sublandlord has a right to terminate this Sublease as a result of such casualty as set forth in this Section 17A below. If at any time during the Term hereof there is a casualty that destroys or renders untenantable 60% or more of the Prime Lease Premises, Sublandlord shall have the right to terminate this Sublease. Sublandlord shall also have the right to terminate this Sublease if 45% or more of the Premises is destroyed or rendered untenantable during the last two (2) years of the Term hereof or if 30% or more of the Premises is destroyed or rendered untenantable during the last year of the Term hereof. Subtenant shall have the right to terminate this Sublease if 50% or more of the Premises is rendered untenantable and cannot be repaired within nine (9) months after the event that destroys or renders the same untenantable. Subtenant shall also have the right to terminate this Sublease in respect of any portion of the Premises containing one full floor or more of the Building if such portion of the Premises cannot be repaired within nine (9) months after the event that destroys same or renders same untenantable. In the event of any partial termination of this Sublease by Subtenant the Fixed Rent and Additional Rent shall be adjusted equitably. Any right of termination in this Section 17A set forth shall be exercised, if at all, within sixty (60) days after the event that destroys or renders the affected portion of the Building untenantable.

        B. If the Premises are partially or totally damaged by fire or other casualty, Subtenant shall receive an abatement of Rental for such casualty only to the extent that Sublandlord receives an abatement to the extent the same relates to the Premises pursuant to the terms of the Prime Lease.

        C. If the Prime Lease is terminated as the result of a taking of all or any portion of the Building by condemnation (or deed in lieu thereof), this Sublease shall likewise terminate. In such event, Subtenant shall have no claim to any share of the award, except to file a claim for the value of its fixtures or for moving expenses. In that event, Sublandlord agrees to and does hereby assign to Subtenant the right to claim for all additions, improvements, fixtures, alterations, trade fixtures and other personal property ("Installed Property") installed or paid for by Sublandlord. Subtenant agrees to make claim for all said Installed Property, in its name, in addition to or as part of a claim for trade fixtures installed or paid for by Subtenant, and Sublandlord and Subtenant agree to share in the award or settlement in accordance with the amounts awarded or paid for items installed by each, including interest; or, in the event the award or settlement is in a single amount, then each shall share in the award or settlement in the proportion that the total of each of the parties' installations bears to the whole as determined by claimants' trade fixture appraiser in the appraisal submitted in the condemnation proceeding. Sublandlord and Subtenant shall pay the expenses of the litigation or settlement in proportion to their shares of the award or payment. In the event Subtenant does not or is unable to claim for trade fixtures, Sublandlord may make a claim in the name of Subtenant, as agent for Subtenant, and Subtenant does hereby assign the award or payment to Sublandlord for the purpose of collecting the award or payment to be distributed in the same manner as described above. The foregoing shall be self-operative without the necessary of the execution of any further instruments. Subtenant shall have the right to terminate this Sublease in the event of any material taking of the Premises in condemnation by notice to Sublandlord within sixty (60) days of such taking.

        D. Subtenant waives the provisions of Section 227 of the New York Real Property Law, which is superseded by the provisions of this Article 17.

        18. BROKER. Each party warrants and represents to the other party hereto that it has not dealt with any brokers in connection with this Sublease other than Plymouth Partners, Ltd. and CB Richard Ellis, Inc., whose fees shall be paid by Sublandlord. Each party hereby indemnifies and holds the other party hereto harmless from any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys' fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation. The provisions of this Article shall survive the expiration or earlier termination of this Sublease.

        19. NOTICES. All notices, consents, approvals or other communications (collectively a "Notice") required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be either personally delivered (against a receipt), or sent by reputable overnight courier service, or given by registered or certified mail, return receipt requested, postage prepaid, addressed to the party which is to receive such Notice (attention: Mark J. Frost, in the case of Notices to Sublandlord, and attention: Director of Real Estate, 830 8th Avenue, New York, New York, with a copy to Alan DiScuillo, Esq., Senior Real Estate Counsel, 1221 Avenue of the Americas, New York, New York, and Wallace L. Schwartz, Esq., Skadden Arps Slater Meagher & Flom, Four Times Square, New York, New York, in the case of Notices to Subtenant) at its address herein set forth, or such other address as either may designate by Notice to the other. Any Notice given pursuant thereto shall be deemed to have been received on receipt if personally delivered, on the next business day if delivered by reputable overnight courier service, or three (3) Business Days after the mailing thereof if mailed in accordance with the terms hereof, such mailing to be effected by depositing the Notice in any post office, branch post office or official depository regularly maintained by the United States Postal Service.

        20. NO WAIVERS. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, or acceptance of payment of any kind with knowledge of a default by the other party shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or in equity.

        21. CONSENT.

        A. Whenever in this Sublease it is provided that either party will not unreasonably withhold its consent to any matter, such party shall also be deemed to have agreed not to unreasonably delay such consent. Sublandlord shall not be deemed to have unreasonably withheld or delayed its consent to any matter if the Prime Landlord's consent to the matter requested is required by the Prime Lease and if Prime Landlord shall have withheld or delayed its consent to such matter. The foregoing provisions shall not be deemed a waiver of Subtenant's rights herein with respect to any default by Prime Landlord in the performance of any of its obligations affecting the Premises under the Prime Lease.

        B. If either party shall request the other's consent and such consent is withheld or delayed, such party shall not be entitled to any damages by reason thereof, it being intended that the sole remedy therefor shall be an action for specific performance or injunction and that such remedy shall only be available where a party has agreed herein not to unreasonably withhold or delay such consent or where, as a matter of law, such consent may not be unreasonably withheld or delayed.

        22. ENTIRE AGREEMENT, MISCELLANEOUS.

        A. This Sublease shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law principles thereof.

        B. The section headings in this Sublease are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

        C. If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, held to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

        D. All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        E. All prior negotiations and agreements relating to this Sublease and the Premises are merged into this Sublease. This Sublease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Prime Lease.

        F. This Sublease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed and delivered same. Under no circumstances shall the submission of this Sublease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Premises.

        G. This Sublease and all the obligations of Subtenant to pay Rental and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Sublandlord or Prime Landlord are unable to fulfill any of their respective obligations hereunder, either explicit or implicit, if Sublandlord or Prime Landlord is presented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublandlord's or Prime Landlord's control.

        H. Each and every right and remedy of Sublandlord under this Sublease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

        I. At any time and from time to time either party shall, within fifteen
(15) days after a written request by the other, execute, acknowledge and deliver to the requesting party a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if modified, that this Sublease is in full force and effect as modified, and specifying such modifications, (ii) the dates to which the Fixed Rent and Additional Rent and other charges have been paid, (iii) that to the best of the certifying party's knowledge, no defaults exists under this Sublease or, if any do exist, the nature of such default and (iv) as to such other matters as Sublandlord or Subtenant may reasonably, request.

        J. Subtenant agrees that in executing this Sublease, it has not relied upon any statements, representations, covenants or warranties made by Sublandlord or any person acting on behalf of Sublandlord other than those, if any, expressly set forth in this Sublease and on such investigations, examinations and inspections as Subtenant has chosen to make or has made.

        K. This Agreement may be executed in counterparts each of which, when executed, shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

        23. SUBLANDLORD'S CONTRIBUTION. Upon substantial completion of Subtenant's improvements to the unimproved portions of the Premises (i.e. the portions of the Premises described on Schedule B hereto with crosshatching) in accordance with plans approved by Sublandlord and Prime Landlord (to the extent Prime Landlord has a right to consent to same pursuant to the Prime Lease), Sublandlord will reimburse Subtenant an amount equal to

$2,367,295.00. At Subtenant's option this amount may be credited against the next Rental coming due, until such credit is exhausted.

        24. RENEWAL OPTIONS. Provided Sublandlord does not seek to retain the Premises for its own use (i.e., for Sublandlord's own use and occupancy for a substantial period and not for the purpose of assigning the Prime Lease or subletting or licensing the Prime Lease premises), and no event of default shall have occurred and be continuing under this Sublease, Subtenant shall have the right to renew the term of this Sublease for one renewal term of ten years (but not to extend beyond the term of the Prime Lease) (the "Renewal Term") by giving written notice (the "Renewal Notice") to Sublandlord no later than 120 days prior to the expiration of the term of this Sublease. The Renewal Notice shall constitute an extension of the initial Term of this Sublease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be no further option to renew the Term of this Sublease in the Renewal Term, (ii) the Fixed Rent for the Renewal Term shall be payable at a rate per annum equal to the fair market rental value of the Premises as of the first day of the Renewal Term, and (iii) there shall be no free rent period or Sublandlord contribution during any renewal term. During the Renewal Term, all Additional Rent that Subtenant is obligated to pay under this Sublease during the initial Term hereof shall continue without interruption, it being the intention of the parties hereto that the Renewal Term shall be deemed a part of and continuation of the initial Term of this Sublease.

        If Subtenant has given the Renewal Notice in accordance with this paragraph, the parties shall endeavor to agree upon the fair market rental value of the Premises, as of the commencement date of the Renewal Term. In the event that the parties are unable to agree upon the fair market value for the Renewal Term within sixty days prior to the first day of the Renewal Term then the same shall be determined by two senior officers of recognized New York City leasing brokerage firms, one to be selected and paid for by Sublandlord and one to be selected and paid for by Subtenant. The officers selected by the parties shall have at least 10 years experience in (i) the leasing of office space in the Borough of Manhattan, City of New York or (ii) the appraisal of first class office buildings in the Borough of Manhattan, City of New York. The determination of the parties so selected shall be in writing and shall be final and conclusive on Sublandlord and Subtenant. If such officers are unable to agree on such fair market rental value, they shall select another officer who shall have the same qualifications as are set forth in this paragraph and the determination of a majority of such officers shall be binding upon Sublandlord and Subtenant. If, as of the commencement date of the Renewal Term, the amount of the Fixed Rent payable during the Renewal Term in accordance with this Article shall not have been determined, then, pending such determination, Subtenant shall pay Fixed Rent equal to the Fixed Rent payable pursuant to
Article 5 of this Sublease in respect of the last year of the initial term of this Sublease. After the final determination of the Fixed Rent payable for the Renewal Term, the parties promptly and appropriately shall adjust rental payments theretofore made during the Renewal Term and shall execute a written agreement specifying the amount of the Fixed Rent as so determined. Any failure of the parties to execute such written agreement shall not affect the validity of the Fixed Rent as so determined. If it shall be determined that the fair market Fixed Rent during the Renewal Term is greater than Subtenant had been paying up to the date of the final determination, Subtenant shall immediately remit to Sublandlord the difference between the Fixed Rent paid during the Renewal Term and the fair market Fixed Rent as so determined, together with interest at the rate of 10% per annum to Sublandlord. If the amount Subtenant had been paying is more than the fair market Fixed Rent as so determined, Sublandlord shall immediately remit such difference to Subtenant, together with interest at the rate of 10% per annum or at Subtenant's option shall offset it against Rental next coming due.

        It is an express condition of the option granted to Subtenant pursuant to the terms of this Article that time is of the essence with respect to Subtenant's exercise of such option within the period above provided.

           25. SIGNAGE/ROOF RIGHTS. Sublandlord shall request from Prime Landlord, on behalf of Subtenant, that Subtenant and its principal officers and employees be listed in the building's directory, if any. Sublandlord shall not object to and shall join in Subtenant's application for rights to elevator lobby signage and to use a portion of the roof of the Building for installation of certain of its equipment. It is understood that Subtenant shall be responsible for any charges made by the Prime Landlord for such listings and roof rights and that Prime Landlord's refusal to list Subtenant in the building directory or grant roof rights shall not affect this Sublease or Subtenant's liability hereunder.

           26. ACCESS TO PREMISES. Provided Subtenant shall cause no disturbance to Sublandlord's business, Subtenant shall be permitted to come onto the Premises for purposes of taking measurements and design prior to the Commencement Date.

           27. FIRST OFFER. Provided that this Sublease shall be in full force, no event of default has occurred and is continuing and provided Sublandlord does not desire the space for its own use (i.e. for Sublandlord's own use and occupancy for a substantial period and not for the purpose of assigning the Prime Lease or subletting or licensing the Prime Lease premises), Sublandlord shall, prior to offering it to anyone else, offer Subtenant the right to lease the space on the Fifth Floor of the Building that Sublandlord currently occupies, or has a right to occupy (such space being hereinafter referred to as the "Fifth Floor Space"). Sublandlord shall notify Subtenant specifying the rentable square footage of the Fifth Floor Space it is making available. Thereupon, Subtenant shall have one option, exercisable within, but in no event later than, fifteen (15) days after the giving of such notice by Sublandlord to Subtenant, to elect by notice given to Sublandlord within said fifteen (15) day period to lease the entire space encompassed by the offer for a term equal to the balance of the term of the Prime Lease at a rate of Fixed Rent per rentable square foot which shall be equal to the Fixed Rent rate per rentable square foot payable under the Sublease if offered during the first year of the Sublease or, if offered thereafter, at the fair market rental determined as in Paragraph 24 hereof.

        If Subtenant shall duly exercise its option within the time and within the manner specified above, and there shall not then be existing an event of default under this Lease, then automatically on the first Business Day following the giving of Subtenant's notice of its election to exercise said option, the portion of the Fifth Floor Space as to which Subtenant has exercised its option shall automatically be deemed and be added to and form part of the Premises hereunder upon all of the same terms and conditions as are contained in this Sublease except that: (i) the Fixed Rent Payable by Subtenant under the Sublease shall be increased by the rental rate for the Fifth Floor Space (as determined above), (ii) Subtenant's Proportionate Share shall be increased to reflect the addition of the Fifth Floor Space to the Premises, and (iii) Subtenant shall accept the Fifth Floor Space in its then as-is condition and Sublandlord shall not be required to perform any work or furnish any materials in order to prepare such Fifth Floor Space for Subtenant's occupancy.

        It is an express condition of the option granted to Subtenant pursuant to the terms of this Article that time is of the essence with respect to Subtenant's exercise of its option within the period above provided.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.


                                          SUBLANDLORD:


                                          PHOTODISC, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                          SUBTENANT:


                                          MORGAN STANLEY D.W. INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title: